Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen California Dividend Advantage Municipal Fund 3
811-10347


The annual meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014; at this meeting the shareholders were asked to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board
Members.

Voting results are as follows:

<c>Common and
Preferred
shares voting
together as a
class
To approve a new investment management
agreement

   For
   10,278,894
   Against
        315,328
   Abstain
        420,223
   Broker Non-Votes
     3,849,820
      Total
   14,864,265


To approve a new sub-advisory agreement.


   For
   10,261,355
   Against
        348,961
   Abstain
        404,129
   Broker Non-Votes
     3,849,820
      Total
   14,864,265


Proxy materials are herein
incorporated by reference
to the SEC filing on June 16,
2014, under Conformed
Submission Type 14A, accession
number 0001193125-14-236565.